Exhibit 99.1

MUCKLEROY JOHNSON
MARTIN A. MUCKLEROY, ESQ.
Nevada Bar No. 009634
DUSTIN A. JOHNSON, ESQ.
Nevada Bar No. 009306
6767 W. Tropicana Avenue, Suite 106
Las Vegas, NV 89103
Telephone: (702) 248-1065
martin@muckleroyjohonson.com
dustin@muckleroyjohnson.com

Attorneys for Plaintiffs

DISTRICT COURT
CLARK COUNTY, NEVADA

JUDY BAINTO, Derivatively on Behalf of COMPUTER SCIENCES CORPORATION,

Plaintiff,

v.

MICHAEL W. LAPHEN, MICHAEL J. MANCUSO, IRVING W. BAILEY, II, DAVID J. BARRAM, STEPHEN L. BAUM, ERIK BRYNJOLFSSON, RODNEY F. CHASE, JUDITH R. HABERKORN, F. WARREN MCFARLAN, CHONG SUP PARK, and THOMAS H. PATRICK,

Defendants,

-and-

COMPUTER SCIENCES CORPORATION, a Nevada corporation,

Nominal Defendant.
) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) )	Consolidated Case No.: A-12-661695-B Dept. No.: XXVII NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF SHAREHOLDER DERIVATIVE ACTIONs

TO:	ALL OWNERS OF COMPUTER SCIENCES CORPORATION ("CSC") COMMON STOCK AS OF AUGUST 23, 2013 ("CURRENT CSC SHAREHOLDERS")

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. YOUR RIGHTS MAY BE AFFECTED.
This Notice of Pendency and Proposed Settlement of Shareholder Derivative Actions (the "Notice") has been provided to you pursuant to an Order of the Clark County, Nevada District Court (the "Court"). The purpose of the Notice is to advise you of the proposed Settlement (the "Settlement"), as set forth in a Stipulation of Settlement dated August 23, 2013 (the "Stipulation"), of the consolidated shareholder derivative litigation pending before the Court and captioned-above, as well as the shareholder derivative litigation pending in the Circuit Court of Fairfax County, Virginia, captioned Hung v. Laphen et al., CL-2011-18046 (collectively, the "Actions"), and of the Settlement Hearing. The Settlement will fully resolve the Actions on the terms set forth in the Stipulation and summarized in this Notice, including the dismissal of the Actions with prejudice. For a more detailed statement of the matters involved in the Actions and the Settlement and the terms discussed in this Notice, the Stipulation may be viewed on the websites of CSC at www.csc.com, Faruqi & Faruqi, LLP at www.faruqilaw.com, Robbins Arroyo LLP at www.robbinsarroyo.com/notices/, and Schubert Jonckheer & Kolbe LLP at www.schubertlawfirm.com. The Stipulation may also be inspected at the Office of the Clerk of the Clark County, Nevada District Court located at 200 Lewis Avenue, Las Vegas, Nevada 89155, during regular business hours of each business day.
You may have the right to object to the Settlement, including the Fee and Expense Amount or the Incentive Amount, in the manner provided herein. If you fail to object in the manner provided herein at least fourteen (14) calendar days prior to the Settlement Hearing, you will be deemed to have waived your objections and will be bound by the Judgment to be entered and the releases to be given, unless otherwise ordered by the Court.
This Notice is not intended to be an expression of any opinion by the Court with respect to the merits of the claims made in the Actions, but is merely to advise you of the pendency and Settlement of the Actions.

I.	DEFINITIONS USED IN THIS NOTICE
1."Actions" means the Nevada Action and the Virginia Action.
2."Court" means the District Court of Clark County, Nevada.
3."CSC" or the "Company" means nominal defendant Computer Sciences Corporation.
4."Current CSC Shareholders" means persons who owned CSC common stock as of the date of the execution of the Stipulation and who continue to hold their CSC common stock as of the date of the final settlement approval hearing, excluding the Individual Defendants, the officers and directors of CSC, members of their immediate families, and their legal representatives, heirs, successors, or assigns, and any entity in which Individual Defendants have or had a controlling interest.
5."Defendants" means the Individual Defendants and nominal defendant CSC.
6."Defendants' Counsel" means Skadden, Arps, Slate, Meagher & Flom LLP, 1440 New York Avenue, N.W., Washington, D.C. 20005; Jolley Urga Wirth Woodbury & Standish, 3800 Howard Hughes Pkwy. #1600, Las Vegas, Nevada 89169; Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153; Lewis and Roca LLP, 3993 Howard Hughes Parkway, Las Vegas, Nevada 89169; and DiMuroGinsberg PC, 1101 King Street, Suite 610, Alexandria, VA 22314.
7."Effective Date" means the first date by which all of the events and conditions specified in paragraph 5.1 of the Stipulation have been met and have occurred.
8."Final" means (i) the date of final affirmance on an appeal of the Judgment; (ii) the date of final dismissal of any appeal from the Judgment; or (iii) if no appeal is filed, the expiration date of the time for filing or noticing any appeal from the Judgment. For purposes of this paragraph, an "appeal" shall include any petition for a writ of certiorari, petition for review, or other writ that may be filed in connection with approval or disapproval of the Settlement, but shall not include any appeal which concerns only the issue of attorneys' fees and reimbursement of expenses.
9. "Individual Defendants" means Michael W. Laphen, Michael J. Mancuso, Irving W. Bailey, II, David J. Barram, Stephen L. Baum, Erik Brynjolfsson, Rodney F. Chase, Judith R. Haberkorn, F. Warren McFarlan, Chong Sup Park, and Thomas H. Patrick.
10."Judgment" means the proposed order to be rendered by the Court.
11."Nevada Action" means Bainto v. Laphen et al., No. A-12-661695-C (District Court, Clark County, Nevada) and Himmel v. Laphen et al., No. A-12-670190-C (District Court, Clark County, Nevada), which actions were consolidated by the Court on October 25, 2012.
12."Nevada Plaintiffs" mean Judy Bainto and Daniel Himmel, individually and on behalf of CSC.
13."Nevada Plaintiffs' Counsel" means Faruqi & Faruqi, LLP, 369 Lexington Avenue, 10th Floor, New York, New York 10017; Robbins Arroyo LLP, 600 B Street, Suite 1900, San Diego, California 92101; Muckleroy Johnson, 6767 W. Tropicana Avenue, Suite 106, Las Vegas, Nevada 89109; and the Wright Law Office, P.A., 301 Clematis Street, Suite 3000, West Palm Beach, Florida 33401.
14."Person" means an individual, corporation, limited liability corporation, professional corporation, partnership, limited partnership, limited liability partnership, association, joint stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof, and any business or legal entity and their spouses, heirs, predecessors, successors, representatives, or assignees.
15."Plaintiffs" means the Nevada Plaintiffs and the Virginia Plaintiff.
16."Plaintiffs' Counsel" means the Nevada Plaintiffs' Counsel and the Virginia Plaintiff's Counsel.
17."Related Persons" means (i) each of the Released Persons past or present directors, officers, employees, partners, members, principals, agents, insurers, co-insurers, reinsurers, controlling shareholders, attorneys, accountants or auditors, personal or legal representatives, predecessors, successors, parents, subsidiaries, divisions, joint ventures, assigns, spouses, heirs and related or affiliated entities, (ii) entities in which any of the Released Persons has a controlling interest, (iii) members of any Individual Defendant's immediate family, and (iv) trusts of which any Individual Defendant or CSC is the settler, or which is for the benefit of CSC or any Individual Defendant.
18."Released Claims" means any and all claims, rights, causes of action, duties, obligations, demands, actions, debts, sums of money, suits, contracts, agreements, promises, damages, and liabilities of every nature and description, including both known claims and Unknown Claims (defined below), whether arising under federal, state, foreign or statutory law, common law or any other law, rule, or regulation, whether fixed or contingent, accrued or not accrued, matured or unmatured, liquidated or unliquidated, at law or in equity, whether class or individual in nature, that CSC, Plaintiffs or any other CSC shareholder: (i) asserted in the Actions; or (ii) could have asserted in the Actions or in any other forum that arise out of, relate to, or are in connection with the claims, allegations, transactions, facts, events, acts, disclosures, statements, representations or omissions or failures to act involved, set forth, or referred to in the complaints filed in the Actions, including without limitation the claims asserted in Morefield v. Bailey et al., No. 1:12-cv-1468-GBL-TCB (E.D. Va.). Excluded from the term "Released Claims" are the claims alleged on behalf of the class in the Securities Class Action. Released Claims include claims concerning the subject matter stated in this paragraph that have been or could have been asserted derivatively on behalf of CSC whether or not the plaintiff or plaintiffs asserting the claim makes a pre-suit demand pursuant to Federal Rule of Civil Procedure 23.1, Nevada Rule of Civil Procedure 23.1 or any similar, comparable or equivalent statute or rule in any other jurisdiction, and whether or not the plaintiff or plaintiffs asserting the claim contends that a pre-suit demand pursuant to Federal Rule of Civil Procedure 23.1, Nevada Rule of Civil Procedure 23.1 or any similar, comparable or equivalent statute or rule in any other jurisdiction is excused or has been wrongfully refused.
19."Released Persons" means CSC, each of its Related Persons, each and all of the Individual Defendants and each of their Related Persons.

20."Securities Class Action" means the consolidated securities fraud class action captioned In re Computer Sciences Corp. Securities Litigation, No. 1:11-cv-610-TSE-IDD (E.D. Va.).
21."Settlement" means the settlement contemplated by the Stipulation.
22."Settlement Hearing" means the hearing on final approval of the proposed Settlement contemplated by the Stipulation, made upon noticed motion and at which the Plaintiffs will seek entry of the Judgment.
23."Settling Parties" means CSC, the Individual Defendants, and Plaintiffs, individually and derivatively on behalf of CSC.
24."Stipulation" means the Stipulation of Settlement dated August 23, 2013.
25."Virginia Action" means Hung v. Laphen et al., CL-2011-18046 (Circuit Court of Fairfax County, Virginia).
26."Virginia Plaintiff" means Che Wu Hung, individually and derivatively on behalf of CSC.
27."Virginia Plaintiff's Counsel" means Schubert Jonckheer & Kolbe LLP, 3 Embarcadero Center, Suite 1650, San Francisco, California 94111; and Finkelstein Thompson LLP, James Place, 1077 30th Street NW, Washington, DC 20007.
28."Unknown Claims" means any and all Released Claims that any Settling Party or Current CSC Shareholder does not know or suspect to exist in his, her, or its favor at the time of the Settlement including, without limitation, those claims which, if known, might have affected the decision to enter into, or not object to, this Settlement. With respect to any and all Released Claims, the Settling Parties stipulate and agree that, upon the Effective Date, the Settling Parties shall expressly, and each Current CSC Shareholder shall be deemed to have, and by operation of the Judgment shall have, to the fullest extent permitted by law, expressly waived and relinquished any and all provisions, rights, and benefits conferred by or under California Civil Code Section 1542 ("§1542") or any other law of the United States or any state or territory of the United States, or principle of common law, which is similar, comparable, or equivalent to §1542, which provides:
A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.
The Settling Parties and Current CSC Shareholders may hereafter discover facts, legal theories, or authorities in addition to or different from those now known or believed to be true by them, with respect to the subject matter of the Released Claims, but the Settling Parties shall expressly, fully, finally, and forever settle and release, and each Current CSC Shareholder shall be deemed to have settled and released, and upon the Effective Date and by operation of the Judgment shall have settled and released, fully, finally, and forever, any and all Released Claims without regard to the subsequent discovery or existence of such different or additional facts, legal theories, or authorities. The Settling Parties acknowledge, and the Current CSC Shareholders by operation of law shall be deemed to have acknowledged, that the inclusion of "Unknown Claims" in the definition of Released Claims was separately bargained for and was a material element of the Settlement.

II.	THE DERIVATIVE ACTION
The Plaintiffs brought suit against the Individual Defendants solely on behalf of CSC and solely for the benefit of CSC and not for any recovery for the direct benefit of any shareholders. The Plaintiffs generally alleged that certain of CSC's officers and directors breached their fiduciary duties to the Company by, inter alia, causing or allowing the Company to: (i) conceal the Company's progress on the contract for the United Kingdom's National Health Service ("NHS"), including the timing and chances of successful completion of the NHS contract; (ii) conceal financial and accounting irregularities in the Company's Managed Services Sector, primarily in the Nordic Region; and (iii) fail to maintain adequate internal controls over contract management, accounting, internal audit, and financial reporting, causing CSC to become a defendant in the Securities Class Action. Plaintiffs sought, among other things, damages, disgorgement by the Individual Defendants, and corporate governance reforms to be implemented by CSC.

III.	CLAIMS OF THE PLAINTIFFS AND BENEFITS OF SETTLEMENT
Plaintiffs believe that the claims alleged in the Actions have merit. Plaintiffs and Plaintiffs' Counsel recognize and acknowledge, however, the significant risk, expense, and length of continued proceedings necessary to prosecute the Actions against the Individual Defendants through trial and through appeal. Plaintiffs' Counsel also have taken into account the uncertain outcome and the risk of any litigation, especially in complex actions such as the Actions, as well as the difficulties and delays inherent in such litigation. Plaintiffs' Counsel also are mindful of the inherent problems of proof and possible defenses to the claims asserted in such actions.
Plaintiffs' Counsel have conducted an extensive investigation, including, inter alia: (i) reviewing CSC's press releases, public statements, SEC filings, and securities analysts' reports and advisories about the Company; (ii) reviewing media reports about the Company; (iii) researching the applicable law with respect to the claims alleged in the Actions and the potential defenses thereto; (iv) preparing and filing derivative complaints, including an amended complaint; (v) conducting extensive damages analyses; (vi) participating in informal conferences with Defendants' Counsel regarding the specific facts of the cases, the perceived strengths and weaknesses of the cases, and other issues in an effort to facilitate negotiations and fact gathering; (vii) reviewing millions of pages of discovery, including numerous deposition transcripts, exchanged in the Securities Class Action; (viii) conducting research into the Company's corporate governance structure in order to make a settlement demand; and (ix) negotiating this Settlement with Defendants. Based on Plaintiffs' Counsel's thorough review and analysis of the relevant facts, allegations, defenses, and controlling legal principles, Plaintiffs' Counsel believe that the Settlement set forth in the Stipulation is fair, reasonable, and adequate, and confers substantial benefits upon CSC and its shareholders. Based upon Plaintiffs' Counsel's evaluation, Plaintiffs have determined that the Settlement is in the best interests of CSC and Current CSC Shareholders and have agreed to settle the Actions upon the terms and subject to the conditions set forth in the Stipulation.

IV.	DEFENDANTS' DENIALS OF WRONGDOING AND LIABILITY
Each Individual Defendant, as well as nominal defendant CSC, has denied and continues to deny each and all of the claims and contentions alleged in the Actions. Each Individual Defendant has expressly denied and continues to deny all allegations of wrongdoing or liability against each of them arising out of any of the conduct, statements, acts or omissions alleged, or that could have been alleged, in the Actions. The Individual Defendants and CSC also have denied and continue to deny, inter alia, the allegations that CSC, Plaintiffs, or any other CSC shareholder suffered damages or was harmed by the conduct alleged in the Actions.
Nonetheless, the Individual Defendants and CSC have concluded that further conduct of the Actions would be protracted and expensive, and that it is desirable that the Actions be fully and finally settled in the manner and upon the terms and conditions set forth in the Stipulation. The Individual Defendants and CSC also have taken into account the uncertainty and risks inherent in any litigation, especially in complex cases like the Actions. Moreover, CSC believes the Settlement confers substantial benefits on CSC and its shareholders. The Individual Defendants and CSC have, therefore, determined that it is desirable and beneficial to them that the Actions be settled in the manner and upon the terms and conditions set forth in the Stipulation.

V.	THE SETTLEMENT HEARING
The Settlement Hearing will be held on November 6, 2013 at 10:00 a.m. PST at the Clark County, Nevada District Court before the Honorable Nancy Allf, Department XXVII, Regional Justice Center, Courtroom 3A, 200 Lewis Avenue, Las Vegas, Nevada 89155, for the purpose of determining: (i) whether the Settlement is fair, reasonable, and adequate, and should be finally approved by the Court; (ii) whether a Judgment should be entered dismissing the Nevada Action with prejudice; and (iii) whether the Fee and Expense Amount and Incentive Amount should be approved. The Settlement Hearing may be continued by the Court at the Settlement Hearing or at any adjourned session thereof without further notice.

VI.	THE SETTLEMENT
The Settlement was reached in good faith by the Settling Parties after engaging in arm's-length negotiations conducted in good faith. The terms and conditions of the proposed Settlement are set forth fully in the Stipulation. The Stipulation has been filed with the Court and is also available for viewing on the websites of CSC at www.csc.com, Faruqi & Faruqi, LLP at www.faruqilaw.com, Robbins Arroyo LLP at www.robbinsarroyo.com/notices/, and Schubert Jonckheer & Kolbe LLP at www.schubertlawfirm.com. The following is only a summary of its terms.
As a result of the filing, prosecution, and settlement of the Actions, CSC has implemented or will maintain the corporate governance measures described in Exhibit B attached to the Stipulation ("Corporate Governance Measures") through the end of fiscal year 2016. The Corporate Governance Measures include, among other things:
•overhauling its senior leadership team and appointing strong, effective leaders and filling top organizational positions with executives whose credentials and accomplishments demonstrate a strong commitment to the highest standards of excellence and integrity;
•implementation of a "claw back" policy to enhance compensation and performance management programs to encourage ethical behavior;
•enhancing the Audit Committee responsibilities and other oversight improvements;
•strengthening the Company's internal controls and accounting procedures;
•overhauling and devoting greater resources to the Internal Audit Department;
•providing more training and technical guidance to the Finance and Administration employees;
•enhancing the Global Ethics and Compliance program;
•taking disciplinary action against employees who engaged in misconduct; and
•supporting ethical behavior through compensation and performance management systems.
These Corporate Governance Measures constitute the consideration for this Stipulation, and CSC acknowledges and agrees that the Corporate Governance Measures set forth in Exhibit B to the Stipulation are significant and extensive and confer substantial benefits upon CSC and its shareholders. CSC may cease continuing any of the Corporate Governance Measures if the independent directors on CSC's Board of Directors determine following a review that it is in the best interests of CSC to do so, at which time CSC will adopt alternative governance measures designed to accomplish the goals of the discontinued provision. CSC acknowledges and agrees that (i) the pendency and prosecution of the Actions were a material cause of CSC's agreement to implement or maintain the Corporate Governance Measures and (ii) the institution of the Corporate Governance Measures will be effective in preventing the occurrence of wrongdoing of the type alleged in the Actions.

VII.	DISMISSAL AND RELEASES
If the Court approves the Settlement, the Settling Parties will ask the Court at the Settlement Hearing to enter the Judgment dismissing the Nevada Action with prejudice in accordance with the terms of the Stipulation.
Upon the Effective Date, CSC, Plaintiffs (individually and derivatively on behalf of CSC), and each Current CSC Shareholder (solely in their capacity as CSC shareholders) shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished and discharged the Released Claims against the Released Persons. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of this Stipulation.
Also upon the Effective Date, the Released Persons shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished and discharged Plaintiffs and Plaintiffs' Counsel from all claims arising out of, relating to, or in connection with their institution, prosecution, assertion, settlement, or resolution of the Actions or the Released Claims. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of this Stipulation.

VIII.	ATTORNEYS' FEES AND REIMBURSEMENT OF EXPENSES OF PLAINTIFFS' COUNSEL AND INCENTIVE AMOUNT FOR PLAINTIFFS
In recognition of the substantial benefits conferred on CSC by the Corporate Governance Measures instituted or to be instituted by CSC, the Settling Parties reached an agreement as to a fair and reasonable amount of attorneys' fees and reimbursement of expenses to be paid to Plaintiffs' Counsel. To date, Plaintiffs' Counsel have neither received any payment for their services in conducting the Actions, nor have they been reimbursed for their out-of-pocket expenses incurred. Accordingly, subject to Court approval, CSC has agreed to pay to Plaintiffs' Counsel the agreed-to amount of $2,000,000.00 (the "Fee and Expense Amount") for Plaintiffs' Counsel's attorneys' fees and reimbursement of expenses. CSC shareholders are not personally liable for the Fee and Expense Amount.
In addition, Plaintiffs' Counsel may apply to the Court for an incentive amount of up to $2,000.00 for each of the Plaintiffs, only to be paid upon Court approval, in recognition of Plaintiffs' participation and effort in the prosecution of the Action (the "Incentive Amount"). The Incentive Amount, if approved by the Court, shall be paid to Plaintiffs from the Fee and Expense Amount. Neither CSC nor any of the Individual Defendants shall be liable for any portion of any Incentive Amount.
The Settlement is not conditioned on Court approval of the Fee and Expense Amount or the Incentive Amount.

IX.	THE RIGHT TO OBJECT AND/OR BE HEARD AT THE HEARING
Any Current CSC Shareholder may comment, object and/or appear and show cause, if he, she, or it has any concern why the settlement of the Actions should not be approved as fair, reasonable, and adequate, or why a judgment should not be entered thereon, or why the Fee and Expense Amount or the Incentive Amount should not be approved; provided, however, unless otherwise ordered by the Court, no Current CSC Shareholder shall be heard or entitled to contest the approval of the terms and conditions of the Settlement, or, if approved, the judgment to be entered thereon approving the same, or the approval of the Fee and Expense Amount and the Incentive Amount unless that shareholder has, at least fourteen (14) calendar days prior to the Settlement Hearing: (1) filed with the Clerk of the Court, Clark County, Nevada District Court, 200 Lewis Avenue, Las Vegas, NV 89155, a written objection to the Settlement setting forth: (a) the nature of the objection; (b) proof of ownership of CSC common stock through the date of the Settlement Hearing, including the number of shares of CSC common stock and the date of purchase; and (c) any documentation in support of such objection; and (2) if a Current CSC Shareholder intends to appear and requests to be heard at the Settlement Hearing, such shareholder must have, in addition to the requirements of (1) above, filed with the Clerk of the Court: (a) a written notice of such shareholder's intention to appear; (b) a statement that indicates the basis for such appearance; and (c) the identities of any witnesses the shareholder intends to call at the Settlement Hearing and the subjects of their testimony. If a Current CSC Shareholder files a written objection and/or written notice of intent to appear, such shareholder must also simultaneously serve copies of such notice, proof, statement and documentation, together with copies of any other papers or briefs such shareholder files with the Court (either by hand delivery or by first class mail) upon each of the following:

BETH A. KELLER
FARUQI & FARUQI, LLP
369 Lexington Avenue, 10th Floor
New York, NY 10017
Telephone: (212) 983-9330
Facsimile: (212) 983-9331

Co-Lead Counsel for Nevada Plaintiffs

KEVIN SEELY
ROBBINS ARROYO LLP
600 B Street, Suite 1900
San Diego, CA 92101
Telephone: (619) 525-3990
Facsimile: (619) 525-3991

Co-Lead Counsel for Nevada Plaintiffs

STEPHEN A. RADIN
WEIL, GOTSHAL & MANGES LLP
767 Fifth Avenue
New York, NY 10153
Telephone: (212) 310-8000
Facsimile: (212) 310-8007

Counsel for Individual Defendants Irving W. Bailey, II, David J. Baram, Stephen L. Baum, Erik Brynjolfsson, Rodney F. Chase, Judith R. Haberkorn, F. Warren McFarlan, Chong Sup Park and Thomas H. Patrick

WILLEM JONCKHEER
SCHUBERT JONCKHEER & KOLBE, LLP
3 Embarcadero Center, Suite 1650
San Francisco, CA 94111
Telephone: (415) 788-4220
Facsimile: (415) 788-0161

Counsel for Virginia Plaintiff

JENNIFER L. SPAZIANO
SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
1440 New York Avenue, N.W.
Washington, D.C. 20005
Telephone: (202) 371-7000
Facsimile: (202) 393-5760

Counsel for Nominal Defendant CSC and for Michael W. Laphen and Michael J. Mancuso

Any Current CSC Shareholder who does not make his, her, or its objection in the manner provided herein shall be deemed to have waived such objection and shall forever be foreclosed from making any objection to the fairness, reasonableness, or adequacy of the Settlement as incorporated in the Stipulation and to the Fee and Expense Amount and Incentive Amount, unless otherwise ordered by the Court, but shall otherwise be bound by the Judgment to be entered and the releases to be given.

X.	CONDITIONS FOR SETTLEMENT
The Settlement is conditioned upon the occurrence of certain events described in the Stipulation. Those events include the occurrence of the Effective Date, which requires, among other things: (1) entry of the requested Judgment by the Court; and (2) expiration of the time to appeal from or alter or amend the Judgment. If, for any reason, any one of the conditions described in the Stipulation is not met and the Effective Date does not occur, the Stipulation might be terminated and, if terminated, will become null and void, and the parties to the Stipulation will be restored to their respective positions as of August 23, 2013, unless Plaintiffs' Counsel and Defendants' Counsel mutually agree in writing to proceed with the Stipulation.
XI.    EXAMINATION OF PAPERS AND INQUIRIES
This Notice contains only a summary of the terms of the Settlement. For a more detailed statement of the matters involved in the Actions, the Settlement and the terms discussed in this Notice, the Stipulation may be viewed on the respective websites of CSC at www.csc.com, Faruqi & Faruqi, LLP at www.faruqilaw.com, Robbins Arroyo LLP at www.robbinsarroyo.com/notices/, and Schubert Jonckheer & Kolbe LLP at www.schubertlawfirm.com. The Stipulation may also be inspected at the Office of the Clerk of the Clark County, Nevada District Court, 200 Lewis Avenue, Las Vegas, NV 89155, during regular business hours of each business day.

Any other inquiries regarding the Settlement or the Actions should be addressed to one of the following:

BETH A. KELLER
FARUQI & FARUQI, LLP
369 Lexington Avenue, 10th Floor
New York, NY 10017
Telephone: (212) 983-9330
Facsimile: (212) 983-9331

Co-Lead Counsel for Nevada Plaintiffs

KEVIN SEELY
ROBBINS ARROYO LLP
600 B Street, Suite 1900
San Diego, CA 92101
Telephone: (619) 525-3990
Facsimile: (619) 525-3991

Co-Lead Counsel for Nevada Plaintiffs
WILLEM JONCKHEER SCHUBERT, JONCKHEER & KOLBE, LLP 3 Embarcadero Center, Suite 1650 San Francisco, CA 94111 Telephone: (415) 788-4220 Facsimile: (415) 788-0161 Counsel for Virginia Plaintiff

PLEASE DO NOT TELEPHONE THE COURT OR CSC REGARDING THIS NOTICE.
874537